EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the references to our firm and the use of our reports effective December 31, 2003; December 31, 2004; and December 31, 2005, in the Double Eagle Petroleum Company Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on or about March 15, 2006.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Thomas J. Tella II
Thomas J. Tella II, P.E. Senior Vice President
Dallas, Texas
March 13, 2006